CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                                       OF

                       MOTORCAR PARTS & ACCESSORIES, INC.

                Under Section 805 of the Business Corporation Law


            It is hereby certified that:

            FIRST: The name of the Corporation is MOTORCAR PARTS & ACCESSORIES, INC. The name under which the Corporation was formed was MOTORCAR PARTS ASSOCIATES, INC.

            SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on the 2nd day of April, 1968.

            THIRD: The Amendment to the Certificate of Incorporation, as heretofore amended and restated, effected by this Certificate of Amendment is as follows:

            (a) to increase the aggregate number of shares which the Corporation shall have authority to issue by authorizing 10,000,000 additional shares of ii Common Stock, with a par value of $.01 per share, and of the same class of Common Stock as the presently authorized shares.

            FOURTH: To accomplish the foregoing amendment, Article FOURTH of the Certificate of Incorporation relating to the aggregate number of shares which the Corporation is authorized to issue, is hereby amended to read as follows:

            "FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 25,000,000 shares, consisting of 20,000,000 shares of Common Stock of the par value of $.01 per share and 5,000,000 shares of Preferred Stock of the par value of $.01 per share.


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            The relative  rights,  preferences  and limitations of the shares of each class of capital stock are as follows:

            (a) Common Stock.

               (1) Subject to the rights of any other class or series of stock, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               (2)  Subject  to such  rights  of any  other  class or  series of securities as may be granted from time to time, the holders of shares of Common Stock shall be entitled to receive all the assets of the Corporation available for distribution to shareholders in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, ratably, in proportion to the number of shares of Common Stock held by them. Neither the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the assets of the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

               (3) Common Stock shall not be subject to redemption.

               (4) Subject to such voting rights of any other class or series of securities as may be granted from time to time pursuant to this Certificate of Incorporation, any amendment thereto, or the provisions of the laws of the State of New York governing business corporations,

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



voting rights shall be vested exclusively in the holders of Common Stock. Each holder of Common Stock shall have one vote in respect of each share of such stock held.

            (b) Preferred Stock. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the New York Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (1) the number of shares constituting that series and the distinctive designation of that series;

               (2) whether the holders of shares of that series shall be entitled to receive dividends and, if so, the rates of such dividends, conditions under which and times such dividends may be declared or paid, any preference of any such dividends to, and the relation to, the dividends payable on any other class or classes of stock or any other series of the same class and whether dividends shall be cumulative or non-cumulative and, if cumulative, from which date or dates;

               (3) whether the holders of shares of that series have voting rights in addition to the voting rights provided by law and, if so, the terms and conditions of exercise of such voting rights;

               (4) whether shares of that series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices of or the rate or rates at which shares of such series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

               (5) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (6) whether the shares of that series shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent and the manner in which it shall be applied to the purchase or redemption of the shares of that series, and the terms and provisions relative to the operation thereof;

               (7) the  rights  of the  shares  of that  series  in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any presence of any such rights to, and the relation to, the rights in respect thereto of any class or classes of stock or any other series of the same class; and

               (8) any other relative rights, preferences and limitations of that series; provided, however, that if the stated dividends and amounts payable on liquidation with respect to shares of any series of the Preferred Stock are not paid in full, the shares of all series of the Preferred Stocks shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets (other than by way of dividends) in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full."

               FIFTH: The foregoing Amendment of the Certificate of Incorporation of the Corporation was authorized by the consent in writing of all the members of the Board of Directors of the Corporation, followed by the vote of the holders of more than 50% of all outstanding shares of the Corporation entitled to vote on the said Amendment of the Certificate of Incorporation.

               IN WITNESS WHEREOF, we have subscribed this document this 22nd day of August, 1996, and do hereby affirm, under penalty of perjury, that the statements contained therein have been examined by us and are true and correct.



                                           /s/ Mel Marks
                                          -----------------------------------
                                          MEL MARKS, Chairman of the Board of
                                          Directors and Chief Executive Officer


                                           /s/ Peter Bromberg
                                          -----------------------------------
                                          PETER BROMBERG, Assistant Secretary

STATE OF      New York    )
                          )  SS.:
COUNTY OF     New York    )


               Peter Bromberg, being duly sworn deposes and says that he is one of the persons who signed the foregoing certificate of amendment; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the said certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.



                                           /s/ Peter Bromberg
                                           -----------------------------------
                                           Peter Bromberg, Assistant Secretary


Subscribed and sworn to before
me on August 22 , 1996.

         /s/ Brooke Spiegel
         ------------------
             Notary Public

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